EX-99.906CERT

                                 CERTIFICATIONS
                                 --------------

Timothy J. Wahl, Chief Executive Officer, and Mark J. Seger, Chief Financial Officer, of The GKM Funds (the "Registrant"), each certify to the best of his knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended July 31, 2007 (the "Form N-CSR") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


CHIEF EXECUTIVE OFFICER                         CHIEF FINANCIAL OFFICER

The GKM Funds                                   The GKM Funds


/s/ Timothy J. Wahl                             /s/ Mark J. Seger
--------------------------------                --------------------------------
Timothy J. Wahl, President                      Mark J. Seger, Treasurer

Date:  October 1, 2007                          Date:  October 1, 2007



SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO THE GKM FUNDS AND WILL BE RETAINED BY THE GKM FUNDS AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.